Western Asset Municipal Partners Fund Inc. Commences Issuer Tender Offer for Auction Rate Preferred Stock

New York, NY (January 22, 2015) — Western Asset Municipal Partners Fund Inc. (the “Fund”) (NYSE: MNP) announced today that it commenced an issuer tender offer for up to 100% of its outstanding Series M Auction Rate Preferred Stock (“ARPS”) at a price equal to 90% of the liquidation preference of $50,000 per share (or $45,000 per share), plus any unpaid dividends accrued through the termination date of the tender offer. Additional terms of the tender offer are set forth in the Fund’s tender offer materials, which have been filed with the Securities and Exchange Commission and will be distributed to ARPS holders.

The Fund’s tender offer is conditioned upon the closing of the proposed private offering of new preferred stock (the “New Preferred Stock”) with an aggregate liquidation preference at least equal to the aggregate liquidation preference of ARPS accepted in the Offer, as set forth in the Fund’s offer to purchase and related letter of transmittal. The Fund currently intends to replace any leverage associated with the tendered ARPS with the New Preferred Stock.

Any questions about how to tender ARPS can be directed to Deutsche Bank Trust Company Americas, the information agent for the tender offer, at (877) 843-9767.

The tender offer will be made only by an offer to purchase, a related letter of transmittal, and related documents, which have been filed with the Securities and Exchange Commission as exhibits to a tender offer statement on Schedule TO. ARPS holders can obtain the tender offer documents free of charge on the Securities and Exchange Commission’s website at www.sec.gov. In addition, ARPS holders may obtain additional copies of the offer to purchase and related letter of transmittal for the Fund, without charge, by contacting the information agent for the tender offer at (877) 843-9767. ARPS holders should read these documents and related exhibits for the Fund carefully as the documents contain important information about the Fund’s tender offer and proxy solicitation.

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Western Asset Municipal Partners Fund Inc. is a diversified, closed-end management investment company. The Fund’s primary investment objective is to seek a high level of current income which is exempt from regular federal income taxes, consistent with the preservation of capital. As a secondary investment objective, the Fund intends to enhance portfolio value by purchasing tax exempt securities that, in the opinion of the investment adviser, may appreciate in value relative to other similar obligations in the marketplace. The Fund is managed by Legg Mason Partners Fund Advisor, LLC, a wholly owned subsidiary of Legg Mason, Inc., and sub-advised by Western Asset Management Company, an affiliate of the investment manager. Additional information regarding the matters addressed in the press release may be announced subsequently via press release, which can be accessed at www.lmcef.com. Hard copies of the Fund’s complete audited financial statements are available free of charge upon request.

THIS RELEASE IS NOT A PROSPECTUS, CIRCULAR OR REPRESENTATION INTENDED FOR USE IN THE PURCHASE OR SALE OF FUND SHARES. THIS PRESS RELEASE MAY CONTAIN STATEMENTS REGARDING PLANS AND EXPECTATIONS FOR THE FUTURE THAT CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT ARE FORWARD-LOOKING AND CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS “MAY,” “WILL,” “EXPECT,” “ANTICIPATE,” “ESTIMATE,” “BELIEVE,” “CONTINUE” OR OTHER SIMILAR WORDS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON THE FUND’S CURRENT PLANS AND EXPECTATIONS, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. ADDITIONAL INFORMATION CONCERNING SUCH RISKS AND UNCERTAINTIES ARE CONTAINED IN THE FUND’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

For more information, please call 1-888-777-0102 or consult the Fund’s web site at www.lmcef.com.

Media Contact: Maria Rosati — (212) 805-6036, mrosati@leggmason.com.

Western Asset Management Company and Legg Mason Investor Services, LLC are subsidiaries of Legg Mason, Inc.

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